Exhibit 99.1

Andeavor Logistics LP Reports First-Quarter 2019 Results

•	Reported first-quarter net earnings of $157 million and EBITDA of $319 million, which provided 1.06x distribution coverage and resulted in 3.9x leverage

•	Terminalling and Transportation segment operating income of $152 million and EBITDA of $191 million driven by drop downs and strong pipeline transportation volumes

•	Gathering and Processing segment operating income of $63 million and EBITDA of $129 million impacted by lower Rockies volumes, offset by Permian crude oil and Bakken natural gas volume growth

•	Reported net cash from operating activities of $219 million and DCF attributable to common unitholders of $255 million

•	Announced agreement to be acquired by MPLX

FINDLAY, Ohio, May 8, 2019 - Andeavor Logistics LP (NYSE: ANDX) today reported first-quarter 2019 net earnings of $157 million, compared with $131 million in 2018. Earnings before interest, taxes, depreciation and amortization (EBITDA) was $319 million, compared with $275 million in first-quarter 2018. The increase in earnings and EBITDA was driven by the 2018 Drop Down completed in August 2018, which contributed $33 million of net earnings and $47 million of EBITDA in 2019, and the SLC Core Pipeline System acquisition completed in May 2018. Terminalling and Transportation reported segment operating income of $152 million and segment EBITDA of $191 million for the quarter, up $48 million for both, respectively, on a year-over-year basis. Gathering and Processing reported segment operating income of $63 million and segment EBITDA of $129 million for the quarter, down $14 million and $4 million, respectively, versus the first-quarter of last year.

The company also announced that MPLX LP (NYSE: MPLX) and Andeavor Logistics have entered into a definitive merger agreement whereby MPLX will acquire ANDX in a unit-for-unit exchange. “This merger creates a leading, large-scale, diversified midstream company anchored by fee-based cash flows,” said Gary R. Heminger, chairman and chief executive officer. “The combined entity will have an expanded geographic footprint with enhanced long-term growth opportunities. We are confident about the midstream growth and value-creation opportunities that exist across this combined platform in the best basins in the U.S.

“Andeavor Logistics’ first-quarter results increased year-over-year, driven by the 2018 Drop Down, higher pipeline transportation volumes, and increased crude oil volumes in the Permian,” added Heminger. “The positives in first quarter offset headwinds associated with lower Rockies natural gas gathering and processing volumes, lower NGL sales from ethane rejection, and extreme winter weather impacting Bakken crude oil gathering volumes.

“Looking forward, we expect solid results in the Terminalling and Transportation segment, driven by the 2018 Drop Down and seasonally strong demand through our terminal and pipeline assets,” Heminger continued. “We also expect strong results in the Gathering and Processing segment from continued growth in Permian crude, Bakken gas, and full operations on our NGL Logistics Hub project.”

The company generated $219 million in net cash from operating activities and distributable cash flow (DCF) attributable to common unitholders of $255 million during the quarter. On April 29, 2019, Andeavor Logistics announced a quarterly cash distribution of $1.03 per limited partnership unit, or $4.12 on an annualized basis, which was flat with the prior quarter, and finished the quarter with coverage of 1.06x and leverage of 3.9x.

First-Quarter Results

	Three Months Ended March 31,
($ in millions)	2019	2018 (a)
Net Earnings	$157	$131
Segment Operating Income
Terminalling and Transportation	$152	$104
Gathering and Processing	63	77
Wholesale	5	4

EBITDA (b)	$319	$275
Segment EBITDA (b)
Terminalling and Transportation	$191	$143
Gathering and Processing	129	133
Wholesale	8	7

Net Cash From Operating Activities	$219	$266
Distributable Cash Flow Attributable to Common Unitholders (b)	$255	$199

Total Distributions to be Paid to Common Unitholders	$240	$205
Distribution Coverage Ratio (b)	1.06x	0.97x

(a)	Adjusted to include the historical results of the Predecessors. See “Items Impacting Comparability.”

(b)	For more information on EBITDA, Segment EBITDA, Distributable Cash Flow Attributable to Common Unitholders and Distribution Coverage Ratio, see “Non-GAAP Measures.”

Segment Results
Terminalling and Transportation
Terminalling and Transportation segment operating income was $152 million for the first-quarter 2019, an increase of $48 million from the prior year, and segment EBITDA was $191 million, an increase of $48 million from the prior year. The year-over-year increase was primarily attributable to contributions from the 2018 Drop Down, stronger year-over-year pipeline transportation volumes associated with lower refinery turnaround activity, and the SLC Core Pipeline System acquisition. During the quarter, the 2018 Drop Down contributed $19 million of segment operating income and $26 million of segment EBITDA.

Gathering and Processing
Gathering and Processing segment operating income was $63 million for the first-quarter 2019, a decrease of $14 million from the prior year, and segment EBITDA was $129 million, a decrease of $4 million from the prior year. The decrease was primarily attributable to lower natural gas gathering, processing, and NGL sales volumes in the Rockies as well as an expiration of a natural gas gathering contract in the Rockies. This was partially offset by Permian Basin crude oil volume growth and higher natural gas gathering and processing volumes in the Bakken from the expanded capacity at the Robinson Lake processing facility. Results were also impacted by a non-cash accrual due to a legal reserve associated with an ongoing contract dispute. During the quarter, the 2018 Drop Down contributed $17 million of segment operating income and $21 million of segment EBITDA.

Wholesale
Wholesale segment operating income was $5 million for the first-quarter 2019, an increase of $1 million from the prior year, and segment EBITDA for the first-quarter 2019 was $8 million, an increase of $1 million from the prior year. The slight year-over-year increase was driven by higher volumes and a favorable wholesale margin environment.

Balance Sheet and Cash Flow
Net cash from operating activities was $219 million in the first-quarter 2019, and distributable cash flow attributable to common unitholders for the first-quarter was $255 million. As of March 31, 2019, Andeavor Logistics had $29 million of cash and $1.2 billion of availability under its credit facilities and intercompany loan with Marathon Petroleum Corporation (NYSE: MPC). Total debt of $5.2 billion resulted in a leverage ratio of 3.9x at March 31, 2019.

Net capital expenditures for the first-quarter 2019 were $106 million, which included $100 million of net growth investments and $6 million of net maintenance capital.

Conference Call
Andeavor Logistics’ previously announced first-quarter 2019 earnings conference call and webcast, which had been scheduled for Wednesday, May 8, at 1 p.m. EDT has been canceled. MPLX and ANDX will hold a conference call and webcast at 8:30 a.m. EDT today to discuss the transaction. Interested parties may listen to the conference call by dialing 1-888-455-2707 (confirmation number 2634753) or by visiting MPLX’s website at http://www.mplx.com and clicking on the "Events and Presentations" link in the "Investor Center" tab or ANDX’s website at http://www.andeavorlogistics.com and clicking on the "Events and Presentations" link in the "Investor" tab. A replay of the webcast will be available on MPLX’s and ANDX’s websites for two weeks. An investor presentation will also be available online prior to the conference call and webcast at http://ir.mplx.com or http://ir.andeavorlogistics.com. Financial information, including the earnings release and other investor-related material, will also be available online prior to the conference call and webcast at http://www.ir.andeavorlogistics.com.

About Andeavor Logistics LP
Andeavor Logistics LP is a fee-based, full-service, diversified midstream logistics company, with integrated assets across the western and mid-continent regions of the United States. Andeavor Logistics operates through three business segments: Terminalling and Transportation, Gathering and Processing and Wholesale. The Terminalling and Transportation segment consists of marine terminals, refined product truck terminals, rail terminals, dedicated storage facilities and transportation pipelines. The Gathering and Processing segment consists of crude oil gathering systems and pipelines as well as natural gas gathering pipelines, processing facilities and fractionation facilities. The Wholesale segment consists of a fee-based fuel wholesale business. Andeavor Logistics is a Delaware limited partnership headquartered in Findlay, Ohio.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws regarding Andeavor Logistics LP (ANDX). These forward-looking statements relate to, among other things, the proposed acquisition of ANDX by MPLX LP (MPLX) and include expectations, estimates and projections concerning the business and operations, financial priorities and strategic plans of the combined entity. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,” “position,” “potential,” “predict,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the company’s control and are difficult to predict. Factors that could cause ANDX’s actual results to differ materially from those implied in the forward-looking statements include: the ability to complete the proposed transaction between MPLX and ANDX on the proposed terms and timetable; the ability to satisfy various conditions to the closing of the transaction contemplated by the merger agreement; the ability to obtain regulatory approvals for the proposed transaction on the proposed terms and schedule, and any conditions imposed on the combined entity in connection with the consummation of the proposed transaction; the risk that anticipated opportunities and any other synergies from or anticipated benefits of the proposed transaction may not be fully realized or may take longer to realize than expected, including whether the proposed transaction will be accretive within the expected timeframe or at all; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks relating to any unforeseen liabilities of MPLX; the amount and timing of future distributions; negative capital market conditions, including an increase of the current yield on common units; the ability to achieve strategic and financial objectives, including with respect to distribution coverage, future distribution levels, proposed projects and completed transactions; adverse changes in laws including with respect to tax and regulatory matters; the adequacy of capital resources and liquidity, including, but not limited to, availability of sufficient cash flow to pay distributions and access to debt on commercially reasonable terms, and the ability to successfully execute business plans, growth strategies and self-funding models; the timing and extent of changes in commodity prices and demand for crude oil, refined products, feedstocks or other hydrocarbon-based products; continued/further volatility in and/or degradation of market and industry conditions; changes to the expected construction costs and timing of projects and planned investments, and the ability to obtain regulatory and other approvals with respect thereto; completion of midstream infrastructure by competitors; disruptions due to equipment interruption or failure, including electrical shortages and power grid failures; the suspension, reduction or termination of Marathon Petroleum Corporation’s (MPC) obligations under MPLX’s and ANDX’s commercial agreements; modifications to financial policies, capital budgets, and earnings and distributions; the ability to manage disruptions in credit markets or changes to credit ratings; compliance with federal and state environmental, economic, health and safety, energy and other policies and regulations and/or enforcement actions initiated thereunder; adverse results in litigation; other risk factors inherent to MPLX’s and ANDX’s industry; risks related to MPC; and the factors set forth under the heading “Risk Factors” in ANDX’s Annual Report on Form 10-K for the year ended Dec. 31, 2018, filed with Securities and Exchange Commission (SEC).

Factors that could cause MPC's actual results to differ materially from those implied in the forward-looking statements include: the risk that the cost savings and any other synergies from the Andeavor transaction may not be fully realized or may take longer to realize than expected; disruption from the Andeavor transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks relating to any unforeseen liabilities of Andeavor; risks as set forth above related to the acquisition of ANDX by MPLX; future levels of revenues, refining and marketing margins, operating costs, retail gasoline and distillate margins, merchandise margins, income from operations, net income or earnings per share; the regional, national and worldwide availability and pricing of refined products, crude oil, natural gas, NGLs and other feedstocks; consumer demand for refined products; the ability to manage disruptions in credit markets or changes to credit ratings; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects; the reliability of processing units and other equipment; business strategies, growth opportunities and expected investment; share repurchase authorizations, including the timing and amounts of any common stock repurchases; the adequacy of capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute business plans and to effect any share repurchases or dividend increases, including within the expected timeframe; the effect of restructuring or reorganization of business components; the potential effects of judicial or other proceedings on the business, financial condition, results of operations and cash flows; continued or further volatility in and/or degradation of general economic, market, industry or business conditions; compliance with federal and state environmental, economic, health and safety, energy and other policies and regulations, including the cost of compliance with the Renewable Fuel Standard, and/or enforcement actions initiated thereunder; the anticipated effects of actions of third parties such as competitors, activist investors or federal, foreign, state or local regulatory authorities or plaintiffs in litigation; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX or ANDX; and the factors set forth under the heading "Risk Factors" in MPC's Annual Report on Form 10-K for the year ended Dec. 31, 2018, filed with the SEC.

We have based our forward-looking statements on our current expectations, estimates and projections about our industry. We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our respective management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. We undertake no obligation to update any forward-looking statements except to the extent required by applicable law.

Additional Information and Where to Find It
In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE CONSENT STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, WHEN THEY BECOME AVAILABLE, BECAUSE THEY

WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final consent statement/prospectus will be sent to unitholders of Andeavor Logistics LP (“ANDX”). Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from ANDX at its website, http://ir.andeavorlogistics.com, or by contacting ANDX’s Investor Relations at (419) 421-2414, or from MPLX at its website, http://ir.mplx.com, or by contacting MPLX’s Investor Relations at (419) 421-2414.

Participants in Solicitation
MPLX, ANDX, MPC and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of consents in respect of the proposed transaction. Information concerning MPLX’s directors and executive officers is set forth in its Annual Report on Form 10-K for the year ended Dec. 31, 2018, filed Feb. 28, 2019. Information concerning ANDX’s directors and executive officers is set forth in its Annual Report on Form 10-K for the year ended Dec. 31, 2018, filed Feb. 28, 2019. Information concerning MPC’s executive officers is set forth in MPC’s Annual Report on Form 10-K for the year ended Dec. 31, 2018, filed Feb. 28, 2019. Information about MPC’s directors is set forth in MPC’s Definitive Proxy Statement on Schedule 14A for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on March 14, 2019. Investors and security holders will be able to obtain the documents free of charge from the sources indicated above, and with respect to MPC, from its website, https//:www.marathonpetroleum.com/Investors, or by contacting MPC’s Investor Relations at (419) 421-2414. Additional information regarding the interests of such participants in the solicitation of consents in respect of the proposed transaction will be included in the registration statement and consent statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Investor Relations Contact:
Kristina Kazarian (419) 421-2071

Media Contact:
Chuck Rice (419) 421-2521

Non-GAAP Measures

As a supplement to our financial information presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), our management uses certain “non-GAAP” measures to analyze our results of operations, assess internal performance against budgeted and forecasted amounts and evaluate future impacts to our financial performance as a result of capital investments, acquisitions, divestitures and other strategic projects. These measures are important factors in assessing our operating results and profitability and include:

•	Financial non-GAAP measures:

◦	EBITDA - U.S. GAAP-based net earnings before interest, income taxes, and depreciation and amortization expense;

◦	Distributable Cash Flow - U.S. GAAP-based net cash flow from EBITDA adjusted for amounts spent on maintenance capital net of reimbursements and other adjustments;

◦	Pro forma LTM EBITDA - Last twelve months (“LTM”) of our EBITDA adjusted for pro forma contributions from acquisitions; and

◦	Segment EBITDA - A segment’s U.S. GAAP-based operating income before depreciation and amortization expense plus equity in earnings (loss) of equity method investments and other income (expense), net.

•	Liquidity non-GAAP measures:

◦
Distributable Cash Flow - U.S. GAAP-based net cash flow from operating activities adjusted for changes in working capital, amounts spent on maintenance capital net of reimbursements and other adjustments not expected to settle in cash;

◦	Distributable Cash Flow Attributable to Common Unitholders - Distributable Cash Flow minus distributions associated with the preferred units;

◦	Distribution Coverage Ratio - Distributable Cash Flow Attributable to Common Unitholders divided by total distributions to be paid to common unitholders for the reporting period; and

◦	Leverage Ratio - Total debt divided by Pro forma LTM EBITDA.

•	Operating performance non-GAAP measure:

◦	Average Margin on Natural Gas Liquids (“NGLs”) Sales per Barrel - NGL sales revenues minus amounts recognized as NGL expense divided by our NGL sales volumes in barrels.

We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Management also uses these measures to assess internal performance, and we believe they may provide meaningful supplemental information to the users of our financial statements. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings, operating income and net cash from operating activities. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. See “Reconciliation of Amounts Reported Under U.S. GAAP,” “Segment Reconciliation of Amounts Reported Under U.S. GAAP,” and “Average Margin on NGL Sales per Barrel” for reconciliations between non-GAAP measures and their most directly comparable U.S. GAAP measures.

Items Impacting Comparability

The Partnership’s results of operations may not be comparable to the historical results of operations for the reasons described below.

Acquisitions and Mergers
Other than certain assets acquired from the 2018 Drop Down, our Predecessors did not record revenues with Andeavor and our Predecessors recorded general and administrative expenses and financed operations differently than the Partnership. As previously mentioned, on August 6, 2018, we completed the 2018 Drop Down for total consideration of $1.55 billion. As an entity under common control with Andeavor, who merged with and became a wholly-owned subsidiary of MPC effective October 1,

2018, we accounted for the transfers of businesses as if the transfer occurred at the beginning of the period, and prior periods are retrospectively adjusted to furnish comparative information. Accordingly, the accompanying results of operations have been retrospectively adjusted to include the historical results of the assets acquired prior to the effective date of the acquisition.

Andeavor Logistics LP
Condensed Consolidated Balance Sheets (Unaudited) (In millions)

	March 31, 2019	December 31, 2018
Assets
Current Assets
Cash and cash equivalents	$29	$10
Receivables, net of allowance for doubtful accounts	561	474
Prepayments and other current assets	58	79
Total Current Assets	648	563
Property, Plant and Equipment, Net	6,882	6,845
Other Noncurrent Assets, Net	3,004	2,887
Total Assets	$10,534	$10,295

Liabilities and Equity
Current Liabilities
Accounts payable	$482	$466
Accrued interest and financing costs	69	41
Current maturities of debt	503	504
Other current liabilities	91	81
Total Current Liabilities	1,145	1,092
Debt, Net of Unamortized Issuance Costs	4,622	4,460
Other Noncurrent Liabilities	177	69
Equity	4,590	4,674
Total Liabilities and Equity	$10,534	$10,295

Andeavor Logistics LP
Results of Operations (Unaudited) (In millions, except per unit amounts)

	Three Months Ended March 31,
	2019	2018 (a)
Revenues
Terminalling and Transportation	$293	$232
Gathering and Processing	321	299
Wholesale	22	17
Intersegment revenues	(6)	(2)
Total Revenues	630	546
Costs and Expenses
NGL expense (excluding items shown separately below)	59	48
Operating expenses (excluding depreciation and amortization)	239	201
Depreciation and amortization expenses	101	89
General and administrative expenses	20	31
Operating Income	211	177
Interest and financing costs, net	(61)	(55)
Equity in earnings of equity method investments	7	8
Other income, net	—	1
Net Earnings	$157	$131

Loss attributable to Predecessors	$—	$8
Net Earnings Attributable to Partners	157	139
Preferred unitholders’ interest in net earnings	(10)	(14)
Limited Partners’ Interest in Net Earnings	$147	$125

Net Earnings per Limited Partner Unit:
Common - basic	$0.60	$0.59
Common - diluted	$0.60	$0.59

Weighted Average Limited Partner Units Outstanding:
Common units - basic	245.5	217.2
Common units - diluted	245.7	217.4

Andeavor Logistics LP
Selected Operating Segment Data (Unaudited) (In millions)

	Three Months Ended March 31,
	2019	2018 (a)
Earnings Before Income Taxes
Terminalling and Transportation	$152	$104
Gathering and Processing	63	77
Wholesale	5	4
Total Segment Operating Income	220	185
Unallocated general and administrative expenses	(9)	(8)
Operating Income	211	177
Interest and financing costs, net	(61)	(55)
Equity in earnings of equity method investments	7	8
Other income, net	—	1
Earnings Before Income Taxes	$157	$131
Depreciation and Amortization Expenses
Terminalling and Transportation	$36	$33
Gathering and Processing	62	53
Wholesale	3	3
Total Depreciation and Amortization Expenses	$101	$89
Segment EBITDA (c)
Terminalling and Transportation	$191	$143
Gathering and Processing	129	133
Wholesale	8	7
Total Segment EBITDA	$328	$283
Capital Expenditures
Terminalling and Transportation	$25	$46
Gathering and Processing	97	110
Wholesale	—	1
Total Capital Expenditures	$122	$157

(c)	See “Non-GAAP Reconciliations” section below for further information regarding this non-GAAP measure.

Andeavor Logistics LP
Components of Cash Flows (Unaudited) (In millions)

	Three Months Ended March 31,
	2019	2018 (a)
Cash Flows From (Used In)
Net earnings	$157	$131
Depreciation and amortization expenses	101	89
Changes in assets and liabilities	(43)	38
Other operating activities	4	8
Net Cash Flows from Operating Activities	219	266
Investing Activities	(119)	(324)
Financing Activities	(81)	10
Increase (Decrease) in Cash and Cash Equivalents	$19	$(48)

Andeavor Logistics LP
Selected Operating Segment Data (Unaudited)
(In millions, except volumes and revenue per barrel)

	Three Months Ended March 31,
	2019	2018 (a)
Terminalling and Transportation Segment
Revenues
Terminalling	$245	$199
Pipeline transportation	46	31
Other revenues	2	2
Total Revenues	293	232
Costs and Expenses
Operating expenses	101	85
Depreciation and amortization expenses	36	33
General and administrative expenses	4	10
Terminalling and Transportation Segment Operating Income	$152	$104
Volumes
Terminalling throughput (Mbpd)	1,789	1,751
Average terminalling revenue per barrel (d)	$1.53	$1.26
Pipeline transportation throughput (Mbpd)	1,067	877
Average pipeline transportation revenue per barrel (d)	$0.47	$0.39

(d)
Management uses average margin per barrel, average revenue per Million British thermal units (“MMBtu”), average revenue per barrel and fuel sales per gallon to evaluate performance and compare profitability to other companies in the industry.

•
Average terminalling revenue per barrel—calculated as total terminalling revenue divided by terminalling throughput presented in thousands of barrels per day (“Mbpd”) multiplied by 1,000 and multiplied by the number of days in the period (90 days for both the three months ended March 31, 2019 and 2018);

•
Average pipeline transportation revenue per barrel—calculated as total pipeline transportation revenue divided by pipeline transportation throughput presented in Mbpd multiplied by 1,000 and multiplied by the number of days in the period as outlined above;

•
Average margin on NGL sales per barrel—calculated as the difference between the NGL sales revenues and the amounts recognized as NGL expense divided by our NGL sales volumes presented in Mbpd multiplied by 1,000 and multiplied by the number of days in the period as outlined above;

•
Average gas gathering and processing revenue per MMBtu—calculated as total gathering and processing fee-based revenue divided by gas gathering throughput presented in thousands of MMBtu per day (“MMBtu/d”) multiplied by 1,000 and multiplied by the number of days in the period as outlined above;

•
Average crude oil and water gathering revenue per barrel—calculated as total crude oil and water gathering fee-based revenue divided by crude oil and water gathering throughput presented in Mbpd multiplied by 1,000 and multiplied by the number of days in the period as outlined above; and

•	Wholesale fuel sales per gallon—calculated as wholesale fuel revenues divided by our total wholesale fuel sales volume in gallons.

There are a variety of ways to calculate these measures; other companies may calculate these in a different way. Amounts may not recalculate due to rounding of dollar and volume information.

Andeavor Logistics LP
Selected Operating Segment Data (Unaudited)
(In millions, except volumes, margin per barrel, revenue per barrel and revenue per MMBtu)

	Three Months Ended March 31,
	2019	2018 (a)
Gathering and Processing Segment
Revenues
NGL sales (e)	$122	$104
Gas gathering and processing	70	85
Crude oil and water gathering	97	75
Pass-thru and other	32	35
Total Revenues	321	299
Costs and Expenses
NGL expense (excluding items shown separately below)	59	48
Operating expenses	131	108
Depreciation and amortization expenses	62	53
General and administrative expenses	6	13
Gathering and Processing Segment Operating Income	$63	$77
Volumes
NGL sales (Mbpd) (e)	6.8	11.8
Average margin on NGL sales per barrel (c)(d)(e)	$103.76	$53.22
Gas gathering and processing throughput (thousands of MMBtu/d)	699	831
Average gas gathering and processing revenue per MMBtu (d)	$1.11	$1.13
Crude oil and water gathering volume (Mbpd)	528	400
Average crude oil and water gathering revenue per barrel (d)	$2.03	$2.08

(e)
We had 29.7 Mbpd and 26.7 Mbpd of NGL sales under percent of proceeds (“POP”) and keep-whole arrangements, for the three months ended March 31, 2019 and March 31, 2018, respectively, of which we retained 6.8 Mbpd and 11.8 Mbpd, respectively. The difference between gross sales barrels and barrels retained is reflected in NGL expense resulting from the gross presentation required for the POP arrangements. Volumes represent barrels sold under our keep-whole arrangements, net barrels retained under our POP arrangements and other associated products.

Andeavor Logistics LP
Selected Operating Segment Data (Unaudited)
(In millions, except per gallon)

	Three Months Ended March 31,
	2019		2018 (a)
Wholesale Segment
Revenues
Fuel sales	$12		$9
Other wholesale	10		8
Total Revenues	22		17
Costs and Expenses
Operating expenses	13		10
Depreciation and amortization expenses	3		3
General and administrative expenses	1		—
Wholesale Operating Income	$5		$4
Volumes
Fuel sales volumes (millions of gallons)	326		286
Wholesale fuel sales per gallon (d)	3.6	¢	3.1	¢

Non-GAAP Reconciliations

Andeavor Logistics LP
Reconciliation of Amounts Reported Under U.S. GAAP (Unaudited)
(In millions, except ratios)

	Three Months Ended March 31,
	2019	2018 (a)
Reconciliation of Net Earnings to EBITDA
Net earnings	$157	$131
Depreciation and amortization expenses	101	89
Interest and financing costs, net of capitalized interest	61	55
EBITDA	319	275
Predecessor impact	—	2
Maintenance capital expenditures (f)	(29)	(22)
Reimbursement for maintenance capital expenditures (f)	15	6
Changes in deferred revenue (g)	1	(3)
Interest and financing costs, net	(61)	(55)
Amortized debt costs	2	3
Adjustments for equity method investments	7	3
Other (h)	11	—
Distributable Cash Flow	265	209
Less: Preferred unit distributions (i)	(10)	(10)
Distributable Cash Flow Attributable to Common Unitholders	$255	$199

(f)
We adjust our reconciliation of distributable cash flows for maintenance capital expenditures, tank restoration costs and expenditures required to ensure the safety, reliability, integrity and regulatory compliance of our assets with an offset for any reimbursements received for such expenditures.

(g)
Included in changes in deferred revenue are adjustments to remove the impact of the adoption of the new revenue recognition accounting standard on January 1, 2018 as well as the impact from the timing of recognition with certain of our contracts that contain minimum volume commitment with clawback provisions.

(h)	Other includes transaction costs related to recent acquisitions, non-cash legal reserves and unit-based compensation expense.

(i)
Represents the cash distributions earned by the Preferred Units for the three months ended March 31, 2019 assuming a distribution is declared by the Board of Directors. Cash distributions to be paid to holders of the Preferred Units are not available to common unitholders.

	Three Months Ended March 31,
	2019	2018 (a)
Reconciliation of Net Cash from Operating Activities to Distributable Cash Flow
Net cash from operating activities	$219	$266
Changes in assets and liabilities	43	(38)
Predecessors impact	—	2
Maintenance capital expenditures (f)	(29)	(22)
Reimbursement for maintenance capital expenditures (f)	15	6
Adjustments for equity method investments	7	(1)
Changes in deferred revenue (g)	1	(3)
Other (j)	9	(1)
Distributable Cash Flow	265	209
Less: Preferred unit distributions (i)	(10)	(10)
Distributable Cash Flow Attributable to Common Unitholders	$255	$199

(j)	Other includes transaction costs related to recent acquisitions and non-cash legal reserves.

	Three Months Ended March 31,
	2019	2018 (a)
Distributions
Limited partner’s distributions on common units	$240	$205
Distributions on preferred units	10	10
Total Distributions to be Paid	250	215
Less: Distributions on preferred units	(10)	(10)
Total Distributions to be Paid to Common Unitholders	$240	$205

Distributable Cash Flow Attributable to Common Unitholders	$255	$199

Distribution Coverage Ratio	1.06x	0.97x

Andeavor Logistics LP
Segment Reconciliation of Amounts Reported Under U.S. GAAP (Unaudited)
(In millions)

	Three Months Ended March 31,
	2019	2018 (a)
Reconciliation of Segment Operating Income to Segment EBITDA
Terminalling and Transportation segment operating income	$152	$104
Depreciation and amortization expenses	36	33
Equity in earnings of equity method investments	3	5
Other income, net	—	1
Terminalling and Transportation Segment EBITDA	$191	$143

Gathering and Processing segment operating income	$63	$77
Depreciation and amortization expenses	62	53
Equity in earnings of equity method investments	4	3
Gathering and Processing Segment EBITDA	$129	$133

Wholesale segment operating income	$5	$4
Depreciation and amortization expenses	3	3
Wholesale Segment EBITDA	$8	$7

Andeavor Logistics LP
Average Margin on NGL Sales per Barrel (Unaudited)
(In millions, except days and per barrel amounts)

	Three Months Ended March 31,
	2019	2018 (a)
Segment Operating Income	$63	$77
Add back:
Operating expenses (excluding depreciation and amortization)	131	108
General and administrative expenses	6	13
Depreciation and amortization expenses	62	53
Subtract:
Gas gathering and processing revenues	(70)	(85)
Crude oil gathering revenues	(97)	(75)
Pass-thru and other revenues	(32)	(35)
Margin on NGL Sales	$63	$56
Divided by Total Volumes for the Period:
NGLs sales volumes (Mbpd)	6.8	11.8
Number of days in the period	90	90
Total volumes for the period (thousands of barrels) (k)	612	1,062
Average Margin on NGL Sales per Barrel (k)	$103.76	$53.22

(k)	Amounts may not recalculate due to rounding of dollar and volume information.

Andeavor Logistics LP
Selected Financial Data (Unaudited) (In millions)

	Three Months Ended March 31,
	2019	2018 (a)
Capital Expenditures
Growth	$104	$142
Maintenance	18	15
Total Capital Expenditures	$122	$157

Capital Expenditures, Net of Reimbursements
Growth	$100	$132
Maintenance	6	13
Total Capital Expenditures, Net of Reimbursements	$106	$145

Capital Expenditures, Andeavor Logistics LP (l)
Growth	$104	$71
Maintenance	18	12
Total Capital Expenditures, Andeavor Logistics LP	$122	$83

Capital Expenditures, Net of Reimbursements, Andeavor Logistics LP (l)
Growth	$100	$61
Maintenance	6	10
Total Capital Expenditures, Net of Reimbursements, Andeavor Logistics LP	$106	$71

Capital Expenditures, Predecessors
Growth	$—	$71
Maintenance	—	3
Total Capital Expenditures, Predecessors	$—	$74

Deferred Costs
Turnarounds & Catalysts	$1	$7
Tank Restoration	10	6
Total Deferred Costs	$11	$13

(l)
We believe that this presentation of our results of operations, excluding results of our Predecessors, will provide useful information to investors in assessing our results of operations. This non-GAAP financial measure should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

	Three Months Ended March 31,
	2019	2018 (a)
General and Administrative Expenses
Terminalling and Transportation	$4	$10
Gathering and Processing	6	13
Wholesale	1	—
Unallocated	9	8
Total General and Administrative Expenses	$20	$31

Andeavor Logistics LP
Reconciliation of Combined Financial Statements (Unaudited)
(In millions)

	Three Months Ended March 31, 2018
	Combined	Andeavor Logistics LP (q)	Predecessors

Revenues
Affiliate	$327	$318	$9
Third-party	219	217	2
Total Revenues	546	535	11
Costs and Expenses
NGL expense (exclusive of items shown separately below)	48	48	—
Operating expenses (exclusive of depreciation and amortization)	201	190	11
Depreciation and amortization expenses	89	80	9
General and administrative expenses	31	27	4
Operating Income (Loss)	177	190	(13)
Interest and financing costs, net	(55)	(54)	(1)
Equity in earnings of equity method investments	8	2	6
Other income, net	1	1	—
Net Earnings (Loss)	$131	$139	$(8)
Loss attributable to Predecessors	8	—	8
Net Earnings Attributable to Partners	139	139	—
Preferred unitholders’ interest in net earnings	(14)	(14)	—
Limited Partners’ Interest in Net Earnings	$125	$125	$—

Andeavor Logistics LP
Terminalling and Transportation Segment Reconciliation of Combined Financial Statements
(Unaudited) (In millions)

	Three Months Ended March 31, 2018
	Combined	Andeavor Logistics LP (q)	Predecessors
Revenues
Terminalling	$199	$198	$1
Pipeline transportation	31	31	—
Other revenues	2	2	—
Terminalling and Transportation Revenues	232	231	1
Costs and Expenses
Operating expenses (exclusive of depreciation and amortization)	85	74	11
Depreciation and amortization expenses	33	29	4
General and administrative expenses	10	8	2
Terminalling and Transportation Segment Operating Income (Loss)	104	120	(16)
Depreciation and amortization expenses	33	29	4
Equity in earnings of unconsolidated affiliates	5	—	5
Other income, net	1	1	—
Terminalling and Transportation Segment EBITDA	$143	$150	$(7)

Andeavor Logistics LP
Gathering and Processing Segment Reconciliation of Combined Financial Statements
(Unaudited) (In millions)

	Three Months Ended March 31, 2018
	Combined	Andeavor Logistics LP (q)	Predecessors
Revenues
NGL sales	$104	$104	$—
Gas gathering and processing	85	85	—
Crude oil and water gathering	75	65	10
Pass-thru and other	35	35	—
Total Revenues	299	289	10
Costs and Expenses
NGL expense (exclusive of items shown separately below)	48	48	—
Operating expenses (exclusive of depreciation and amortization)	108	108	—
Depreciation and amortization expenses	53	48	5
General and administrative expenses	13	11	2
Gathering and Processing Segment Operating Income	77	74	3
Depreciation and amortization expenses	53	48	5
Equity in earnings of equity method investments	3	2	1
Gathering and Processing Segment EBITDA	$133	$124	$9

Andeavor Logistics LP
Reconciliation of EBITDA to Amounts Under U.S. GAAP (Unaudited) (In millions)

			2018 Drop Down EBITDA Contribution Three Months Ended March 31, 2019
Net Earnings			$33
Add: Depreciation and amortization expense			7
Add: Interest and financing costs, net			7
EBITDA			$47

	2018 Drop Down Segment EBITDA Contribution Three Months Ended March 31, 2019
	Terminalling and Transportation	Gathering and Processing	Total
Operating Income	$19	$17	$36
Add: Depreciation and amortization expenses	4	3	7
Add: Equity in earnings of equity method investments	3	1	4
Segment EBITDA	$26	$21	$47

Andeavor Logistics LP
Reconciliation of EBITDA to Amounts Under U.S. GAAP (Unaudited) (In millions)

	Three Months Ended
	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	Trailing Four Quarters
Net Earnings	$132	$166	$171	$157	$626
Add: Depreciation and amortization expense	93	85	101	101	380
Add: Interest and financing costs, net	60	57	61	61	239
EBITDA	$285	$308	$333	$319	1,245
Add: Pro forma adjustment for acquisitions					75
Pro forma LTM EBITDA					$1,320

March 31, 2019
Total debt	$5,167
Pro forma LTM EBITDA	1,320
Leverage ratio	3.9x